December 9, 2003

CONSENT OF CAWLEY, GILLESPIE & ASSOCIATES, INC.

        As independent petroleum engineers, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Whiting Petroleum Corporation (the “Company”) of the oil and gas reserve information contained in our reserve report dated October 7, 2003 and all references to our firm and our reports included in the Prospectus filed as part of the Company’s Registration Statement on Form S-1 (Registration No. 333-107341)

Sincerely,
/s/ CAWLEY, GILLESPIE & ASSOCIATES, INC.
CAWLEY, GILLESPIE & ASSOCIATES, INC.